Exhibit 10.10
AMENDMENT NO. 8 TO LEASE

    THIS AMENDMENT NO. 8 TO DEED OF LEASE (“Amendment”) is made as of 5/8/2026 (“Effective Date”), by and between SOUTH OF MARKET LLC, a Delaware limited liability company (“Landlord”), and COMSCORE, INC., a Delaware corporation (“Tenant”).

RECITALS

Recital 1.     Landlord and Tenant are parties to a certain Deed of Lease, dated December 21, 2007 (the “Original Lease”), as amended by a certain Amendment No. 1, dated April 28, 2008, a certain Amendment No. 2 to Deed of Lease, dated July 28, 2010, a certain Amendment No. 3 to Deed of Lease, dated December 29, 2011, a certain Amendment No. 4 to Deed of Lease, dated September 8, 2014, a certain Amendment No. 5 to Deed of Lease, dated January 26, 2015, a certain Amendment No. 6 to Deed of Lease, dated May 30, 2018, and a certain Amendment No. 7 to Lease, dated May 24, 2021 (the Original Lease, as so amended, the “Lease”), under which Landlord leases to Tenant approximately 83,577 square feet of rentable area comprised of (i) 21,374 square feet of rentable area on the 3rd floor (“3rd Floor Premises”), (ii) 21,374 square feet of rentable area on the 4th floor (“4th Floor Premises”), (iii) 21,374 square feet of rentable area on the 5th floor (“5th Floor Premises”), and 19,455 square feet of rentable area on the 6th floor (“6th Floor Premises,” and together with the 3rd Floor Premises, 4th Floor Premises and 5th Floor Premises, collectively, the “Current Premises”), in the building commonly known as Two South of Market and located at 11950 Democracy Drive, Reston, Virginia (“Building”).

    Recital 2.     The Lease Term is scheduled to expire on July 31, 2027.

    Recital 3.    Tenant has requested to surrender to Landlord and Landlord has agreed to accept from Tenant a portion of the Current Premises comprised of the Surrender Space (as defined below) prior to the expiration of the Lease Term, and in connection therewith, Landlord and Tenant desire to modify certain terms of the Lease, all in accordance with and subject to the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

    1.    Recitals Incorporated; Defined Terms. The foregoing recitals are incorporated by reference into this Section as if set forth in this Section in full. All capitalized terms used and not otherwise defined herein shall have the same meanings as provided for such terms in the Lease.

    2.    Surrender.

(a)Notwithstanding anything to the contrary contained in the Lease, the Lease Term solely with respect to the 3rd Floor Premises and 4th Floor Premises (together, the “Surrender Space”) shall expire on December 31, 2026 (the “Surrender Space Termination Date”), unless earlier terminated in accordance with the terms of the Lease, as though the Surrender Space Termination Date was the original date scheduled for expiration of the Lease Term with respect to the Surrender Space.

(b)On or before the Surrender Space Termination Date, Tenant shall vacate and surrender possession of the Surrender Space to Landlord, leaving the Surrender Space vacant, free and
South of Market
ComScore, Inc. — Amendment No. 8 to Lease

clear of all occupants and rights of any party (whether as tenant, subtenant or otherwise), broom clean, with all of Tenant’s furniture, furnishings, equipment and other personal property removed therefrom, but without any required removal of any improvements in the Surrender Space. If Tenant fails to surrender possession of the Surrender Space (or any portion thereof) in accordance with the terms hereof, Tenant will be deemed holding over in the Surrender Space and will be liable for holdover rent in accordance with the terms of the Lease and any damages incurred by Landlord as a result of such holdover, notwithstanding anything to the contrary contained in the Lease, and Landlord shall be entitled to all of the remedies available under the Lease, at law and in equity, on account of such holdover.

(c)Tenant acknowledges and agrees that Landlord intends to deliver possession of the Surrender Space to a third-party tenant (“Replacement Tenant”) pursuant to a separate lease agreement on the day immediately following the Surrender Space Termination Date. Notwithstanding anything to the contrary contained in the Lease, from and after the Effective Date, Landlord and Replacement Tenant and their respective employees, brokers, agents, architects, contractors and consultants shall be permitted to access the Premises, including the Surrender Space, for the purpose of conducting inspections upon at least 24 hours prior notice (which may be given by email) to Tenant.

(d)Notwithstanding anything to the contrary contained in the Lease, Tenant hereby waives any exterior signage (subject to Section 2(e) below), Lease Term extension, acceleration, termination or expansion (whether fixed, right of opportunity or otherwise) rights that Tenant has or might hereafter have under the Lease, it being acknowledged and agreed that the terms and provisions under the Lease giving effect to such rights are of no further force or effect.

(e)Notwithstanding anything to the contrary contained in the Lease, (i) within 60 days after the Effective Date, Tenant shall, at Tenant’s sole cost and expense, remove Tenant’s Exclusive Exterior Sign from the Building and restore all affected areas to the condition existing immediately prior to the installation thereof, and (ii) within 90 days after the Effective Date, Landlord, at Landlord’s sole cost and expense, will relocate Tenant’s street level monument signage from the top location of the monument sign to the bottom location of the monument sign. Tenant acknowledges and agrees that Tenant's portion of the monument sign hereafter will be less than Tenant’s portion of the monument sign as of the Effective Date and will be representative of the ratio of the square footage leased and occupied by Tenant following the Surrender Space Termination Date to the total rentable square footage in the Building and the ratio of the square footage leased by any third party to the total rentable square footage in the Building.

(f)Notwithstanding anything to the contrary contained in the Lease, effective as January 1, 2027 (i.e., the 1st day following the Surrender Space Termination Date), (i) all references in the Lease to the “Premises” shall be deemed to mean the Current Premises less the Surrender Space (i.e., the Fifth Floor Premises and the Sixth Floor Premises, together), and (ii) the base rental rate per square foot payable by Tenant with respect to the 5th Floor Premises and the 6th Floor Premises during the period commencing on January 1, 2027 and ending on July 31, 2027 will be $62.92.

3.    Broker. Landlord and Tenant each represent and warrant to the other that neither of them has employed or dealt with any broker, agent or finder in any manner that would entitle any broker, agent or finder to a commission payable by Landlord in connection with this Amendment. Landlord shall indemnify and hold Tenant harmless from and against all claims, costs, damages, demands, actions, liabilities, expenses and causes of action (including, without limitation, attorney’s fees) of any sort arising out of, resulting from or relating to a breach of the above representation and warranty by Landlord. Tenant shall indemnify and hold Landlord harmless from and against all claims, costs, damages, demands, actions, liabilities, expenses and causes of action (including, without limitation, attorney's fees) of any sort arising out of, resulting from or relating to a breach of the above representation and warranty by Tenant

    4.    Ratification. Except as otherwise expressly modified by the terms of this Amendment, the Lease shall remain unchanged and continue in full force and effect. All terms, covenants and conditions of the Lease not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and, as further amended hereby, constitute valid and binding obligations of Tenant enforceable according to the terms thereof.

    5.    Mutual Negotiation. Landlord and Tenant each hereby covenant and agree that each and every provision of this Amendment has been jointly and mutually negotiated and authorized by both Landlord and Tenant, and in the event of any dispute arising out of any provision of this Amendment, Landlord and Tenant do hereby waive any claim of authorship against the other party.

    6.    General Provisions.

(a)    Landlord and Tenant hereby represent and warrant to each other that all necessary action has been taken to enter this Amendment and that the persons signing this Amendment on behalf of Landlord and Tenant, respectively, have been duly authorized to do so.

(b)    Landlord and Tenant agree that the terms and conditions of this Amendment and the Lease shall remain confidential and shall not be disclosed, directly or indirectly, to any individual or entity by either Landlord or Tenant without the express written consent of the other, with the exception of consultants, brokers, employees, agents, lawyers, accountants and other professionals employed or retained directly by either or both of the parties to negotiate or work on this Amendment who have a legitimate need to know such information, and any other disclosures as may be required to comply with applicable Legal Requirements or otherwise required by a court of law or in connection with any other legal arbitration or dispute resolution proceeding. Any and all public announcements regarding the Lease or this Amendment and any public announcement using either party’s name must be approved in writing by such party prior to publication or other dissemination.

(c)    This Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto. This Amendment may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by all parties hereto. All of the covenants contained in this Amendment, including, but not limited to, all covenants of the Lease as modified hereby, shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives and permitted successors and assigns.

(d)    This Amendment may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one and the same Amendment. The parties may conduct this transaction by electronic means and this Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include digital execution through a provider acceptable to Landlord, faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via PDF) of an original signature.

(e)    If any provision of this Amendment or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Amendment, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Amendment shall be valid and enforceable to the fullest extent permitted by law.

(f)    This Amendment shall be governed by and construed in accordance with the laws of the jurisdiction in which the Building is located, without regard to the conflicts of laws principles.

(g)    In the event of any conflict between the Lease and this Amendment, the terms of this Amendment shall control.

(h)Time is of the essence with respect to each provision of this Amendment and the Lease.

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SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 8 to Lease on or as of the day and year first above written.

BXP Approval: EL

LANDLORD:

SOUTH OF MARKET LLC,
a Delaware limited liability company

By:    BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member and manager

By:    BXP, INC., a Delaware Corporation, its general partner

By: /s/ John J. Stroman
Name: John J. Stroman
Title: EVP, Co-Head of the Washington, DC Region

TENANT:

COMSCORE, INC.,
a Delaware corporation

By: /s/ Mary Margaret Curry
Name: Mary Margaret Curry
Title: Chief Financial Officer

[AMENDMENT NO. 8 TO LEASE]